UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): July 27, 2005

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On July 27, 2005, The Dixie Group, Inc. ("Dixie"), certain of the subsidiaries of Dixie as guarantors, Bank of America, N.A., in its capacity as collateral and administrative agent for the Lenders, and Lenders entered into that certain Second Amendment to the Amended and Restated Loan and Security Agreement (the "Second Amendment"). The Second Amendment amends that certain Amended and Restated Loan and Security Agreement, dated April 14, 2004, among Dixie, the guarantor subsidiaries and Fleet Capital Corporation as agent and Lender. Bank of America, N.A. is the successor agent and assignee of the interest of Fleet Capital Corporation.

Among other things, the Second Amendment extends the term of the credit facility to May 11, 2010, reduces interest rates applicable to the credit facility, eliminates financial covenants and restrictions on capital expenditures and provides Dixie with $70,000,000 of credit, consisting of $50,000,000 of revolving credit and a $20,000,000 term loan. The term loan is payable in monthly installments of $142,450 plus accrued interest beginning September 1, 2005 and is due in May 11, 2010.

Interest rates available with respect to indebtedness under the Second Amendment may be selected from a number of options that effectively allow Dixie to borrow at rates ranging from the lender's prime rate to the lender's prime rate plus .75% for base rate loans, or at rates ranging from LIBOR plus 1.25% to LIBOR plus 3.25% for LIBOR loans. Commitment fees of 0.25% per annum are payable on the average daily unused balance of the revolving credit facility. The levels of Dixie's accounts receivable and inventory limit borrowing availability under the revolving credit facility. The facility is secured by a first priority lien on substantially all of Dixie's assets.

Dividends and repurchases of the Company's Common Stock up to an aggregate annual amount of $3,000,000 are generally permitted, and such distributions in excess of $3,000,000 annually may be made under conditions specified in the Second Amendment. The Second Amendment also contains covenants that could limit future acquisitions.

The foregoing description of the Second Amendment is a general description only and is qualified in its entirety by reference to the Second Amendment, copies of which are attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

     (a)     Financial Statements of Businesses Acquired
               Not applicable

     (b)     Pro Forma Financial Information
              Not applicable

     (c)     Exhibits

(10.1)     Second Amendment dated July 27, 2005, to Amended and Restated Loan and Security Agreement, by and among The Dixie Group, Inc., each of its subsidiaries as guarantors, Bank of America, N.A., in its capacity as collateral and administrative agent for the Lenders, and Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 29, 2005	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer